UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2006, Powerwave Technologies, Inc. (“Powerwave”) entered into an amendment to the Manufacturing Services and Supply Agreement (“Supply Agreement”) between Powerwave and Celestica, Inc. (“Celestica”) dated November 1, 2002. The amendment was entered into as part of the closing of the previously announced acquisition by Celestica of Powerwave’s Philippines manufacturing operations. This acquisition was previously announced on February 9, 2006 and the closing of the transaction occurred on March 10, 2006. Celestica is a third party contract electronics manufacturer and pursuant to the amendment to the Supply Agreement, Celestica was appointed as Powerwave’s preferred manufacturing partner. Also, in the amendment, the term of the Supply Agreement was extended for 5 years, Celestica was granted the right to quote on all of Powerwave’s outsourced electronics manufacturing and Powerwave agreed to generate an agreed level of revenue to Celestica during each year of the term of the Supply Agreement.

The foregoing description of the amendment to the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which will be filed with Powerwave’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC

Date:	March 10, 2006	By:	/s/ Kevin T. Michaels
Kevin T. Michaels Chief Financial Officer

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